EXHIBIT 99.1

Slide 1

Introduction

First Financial Holdings, Inc.

Charleston, South Carolina

A. Thomas Hood

President and CEO

November 10-12, 2004

Slide 2

Forward-looking statement

Certain matters in the presentation today constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2003. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

Slide 3

First Financial's operations are conducted primarily through five companies - the bank - First Federal, the First Southeast group, consisting of a full service broker/dealer - First Southeast Investor Services; First Southeast Fiduciary and Trust Services, which provides trust services to bank customers and others; and one of South Carolina's largest insurance agencies - First Southeast Insurance Services - and a managing general agency operating under the Kimbrell Insurance Group (a wholesaler of insurance solutions to independent agencies). Atlantic acceptance is a premium finance company.

First Financial Holdings, Inc.
Charleston, South Carolina

First Federal

First Southeast Investor Services, Inc., First Southeast Fiduciary & Trust Services, Inc., First Southeast Insurance Services, Inc., Kinghorn Insurance Services, Inc., Johnson Insurance Associates, Inc./Benefit Administrators, Inc., The Kimbrell Company, Inc., Preferred Markets, Inc., Atlantic Acceptance Corp.

Slide 4

To outline the presentation, I will:

-         Give you a quick profile of First Financial;

-         Describe the strategic direction of the company;

-         Talk about our commitment to sales and service excellence;

-         Discuss a key strength -- our people;

-         Discuss our insurance sales and services and our focus on non-interest income growth;

-         Briefly describe our distribution systems and the markets we serve;

-         And, review financial performance.

Outline

  Corporate Profile, Strategic Direction, Sales and Service Excellence
  Human Capital, Insurance Sales and Services, Non-Interest Income Growth, Distribution Channels, Markets Served, Financial Performance

Slide 5

Corporate Profile

(Read Slide)

-3rd largest financial institution headquartered in South Carolina

-Significant presence in attractive, high growth coastal markets

-One of the largest independent insurance agencies in South Carolina

Slide 6

(Read Slide) - (At September 30, 2004)

Corporate Profile
September 30, 2004
(amounts in thousands)
A Community Bank offering consumer and business banking, insurance, investment and trust products and services

  NASDAQ ticker FFCH
  Total Assets $ 2,442,313
  Net Loans $ 1,817,585
  Total Equity $ 165,187
  Equity/Assets 6.76%
  Market capitalization $ 384,596
  Average Compounded Growth Rate 5 Year 10 Year
  Assets 3.36% 6.98%
  Net Income 4.93% 6.93%
  Earnings per share 6.52% 7.63%

Slide 7

(Read Slide)

115,650	Banking households served
25,249	Insurance households served
5,359	Investment/Trust households served
44%	Households with 3 or More Products
65%	50-Plus Club Households with 3 or More Products
56%	Retail Households With A Demand Account Relationship
12%	Insurance Households with a Bank Relationship

Slide 8

Strategic Direction - (Read Slide)

-Major Commitment to Sales and Service Excellence

-Build and Retain the High-Quality Workforce/Family-Friendly Workplace

-Continued Expansion of Insurance, Investment and Trust Businesses - the First Southeast Group

-Aggressive sales of Bank Products and Services in Insurance Households

-Continued Investments in Diverse Distribution Channels

-Continued Efforts to Accelerate Non-Spread Revenues

-Expansion of Internet Banking Products and Services

-Increased Emphasis on Sales of Banking Products and Services for Small and Medium-sized Businesses

Slide 9

-         All of our companies have an exceptional history of service excellence.

-         In 1997, we introduced the "Champions" program to every person in the Company.

-         And, there is a very, very strong commitment to the program at every level of the organization.

-         Weekly sales meetings are held in all retail and service units.

-         We have changed the Company's culture from service excellence to one of sales and service excellence.

-         In 2000, we introduced a program modeled after the "Champions" program for all of our service employees called "Break-Through Service," which has now been rolled out to all our First Southeast companies.

-         Developed a comprehensive mystery shopping program for key customer contact points in mid-2004. Fiscal 2005 goals include close to 90% customer satisfaction bench-mark.

Sales and Service Excellence

  Strong Culture of Service Excellence, Cohen Brown Sales Program "Champions"-Introduced in 1997, Absolute Commitment to Sales Excellence at Every Level, "Breakthrough Service" Program Initiated in Fiscal 2001, Comprehensive Mystery Shopping Research Tool in Fiscal 2004

Slide 10

We have a very experienced management team.

Significant resources are invested in staff training -- no teller, financial services representative goes before a customer before completing a rigorous training program.

All lenders, financial services representatives, trust and investment sales personnel - all receive incentive based compensation.

In fact 37% of all of our management and employees are now incentive compensation based.

First Financial's Human Resources Strategies

  Experienced, Motivated Management Team
  Qualified, Well-trained Staff
  Increasing Use of Incentive based compensation
  37% of Total Employees Incentive Based

Slide 11

Executive Management - (Read Slide)

Corporate Profile
Executive Management

Name

Title

Age

Experience

A. Thomas Hood, President & CEO, 58, 28 years

Susan E. Baham, Executive Vice President & CFO, 54, 33 years

Charles F. Baarcke, Jr., Executive Vice President & Chief Lending Officer, 58, 29 years

John L. Ott, Jr., Executive Vice President, Retail Banking, 56, 33 years

Slide 12

Senior Management - (Read Slide)

Corporate Profile
Senior Management

Name, Title, Age, Experience

Mark R. Adelson, SVP Investments, 50, 22 years,

Robert C. Bailey, SVP Branch Admin., 54, 27 years

Elton K. Carrier, SVP Commercial Lending, 61, 30 years

Kenneth J. Clair, SVP Lending & Loan Op., 50, 28 years

Charles L. Clark II, SVP Loan Servicing, 60, 37 years

R. Bruce Copeland, Jr., SVP Marketing, ,46, 19 years

C. Alec Elmore, Jr., SVP Northern Region, 44, 23 years

Mark G. Endres, SVP and Controller, 62, 33 years

Jerry P. Gazes, SVP Human Resources, 57, 31 years

Anthony J. Johnston, IV, SVP Information Technology, 43, 19 years

Betsy B. Lewis, SVP Internal Audit, , 46, 18 years

Allison A. Rhyne, SVP Insurance Services, 51, 25 years

Robert F. Snyder, Jr., SVP Support Services, 55, 33 years

Richard H. Stoughton, SVP Information Systems, 58, 29 years

Slide 13

-        First Financial places significant emphasis on supporting family friendly policies and programs in the work place.

-        We make it very easy for our employees to volunteer for schools and non-profit organizations. (it is part of our culture.)

-        We have tuition reimbursement and grant programs for both full-time and part-time employees.

-        We offer flexible work schedules and part-time employment opportunities.

-        We offer a child care resource and referral service and subsidize employee child care expenses.

-        We also offer elder care referral services and may add a subsidy program.

-        Evaluating a paid time off program to replace vacation and sick leave.

Family Friendly Workplace

  A Strong Commitment to Supporting Family Friendly Policies and Programs in the Workplace, Flexible Employee Volunteer Program for Schools and Non-profits, Tuition Reimbursement/Tuition Grant Programs for Full and Part-time Employees, Flexible Work Schedules and Part-time Options, Childcare Resource and Referral Service, Childcare Subsidy Program, Elder Care, Possible Paid Time Off Program

Slide 14

-         One of our key advantages is the quality, knowledge and experience of our management team.

-         They average 18 years of experience with the Company and 25 years experience in banking, investment, trust or insurance.

-         Retail sales office managers average 12 years with our company, and bank retail sales personnel have significant levels of experience.

-         Our insurance representatives average 8 years with our company and 16 years of industry experience.

-         Our investment representatives average 7 years with first southeast and 19 years of experience.

-         Our tellers average six years with our company.

Human Capital
Average Years with the Company
September 30, 2004

Mgmt. Team Sales Office Manager Mortgage Division Team Financial Services Reps. Investment Officers Insurance Reps. Tellers

Years 18 12 12 8 7 8 6

Slide 15

All of the Companies' compensation and benefit systems are linked to superior performance:

(read slide)

Performance Drivers
September 30, 2004

  Targets for Management Team Stock Ownership-One to Four Times Compensation
  Specific Goals for Management Performance Plan - ROE Driven
  Performance Plan for Directors - ROE Driven
  61% Employees Have Earned Stock Options
  90% Employees Own Company Stock
  18% of Shares Owned by Directors, Officers & Employees

Slide 16

-         We have been in the insurance agency business since 1986.

-         Total insurance revenues for fiscal 2004 were just over $17.5 million.

-         44% coming from personal lines and 56% from commercial lines.

-         The Kimbrell/Preferred Markets companies and Atlantic Acceptance Corporation were acquired in January.

-         They currently service 1,947 producing agencies. Since the acquisition, 79 new agencies have been added and reduced 140 low volume agencies.

-         over $900,000 in premiums, previously placed with other wholesalers, is now placed in-house.

-         Some major companies represented include Allstate, Selective, Auto-Owners, St. Paul Travelers, Harleysville, Zurich, Companion, Hartford and Chubb.

-         In fact, first southeast insurance is the largest independent Allstate representative in the nation.

Insurance Sales and Service

  Total Insurance Revenues: $17.5 million, 44% Personal Lines/ 56% Commercial Lines, Premiums Written (in millions)
  Personal $ 43.3, Commercial $ 55.2, Wholesale (1,947 active producing agencies) $ 27.0, Major Companies represented: Allstate, Selective, Auto-Owners, St. Paul Travelers, Harleysville, Zurich, Companion, Hartford and Chubb, Largest Independent Allstate Representative in the United States.

Slide 17

Insurance revenues increased 28% for fiscal 2004, mostly as a result of the Kimbrell Insurance acquisition in fiscal 2004. Insurance revenues now represent almost 15% of total revenues.

Insurance Revenues
(amounts in thousands)
Sep-98	Sep-99	Sep-00	1-Sep	2-Sep	3-Sep	4-Sep
1850	1951	2837	5230	9966	13720	17514
0.027	0.026	0.035	0.055	0.088	0.115	0.147

Slide 18

We have increased revenues significantly through acquisitions. In the past five years we have added over $82 million in premiums.

-         In addition we operate a private mortgage reinsurance company, which reinsures mortgage insurance on loans originated by the bank.

-         We also are an investor (own 14.3%) in Family Financial - a life insurance company headquartered in Louisiana that reinsures liability policies written in debt protection programs.

Insurance Acquisitions
(amounts in millions)

Company Date Market Premiums Written

Adams Insurance, 1990, Personal lines, $ .8

Magrath Insurance, 1992, Mixed lines, $ 3.9

Epps-McLendon, 1995, Personal lines, $ 3.4

Associated Insurors, 2000, Commercial lines, $ 11.5

Kinghorn Insurance, 2001, Mixed lines, group health, $ 21.0

Johnson Insurance, 2002, Commercial lines, Third Party Administrator, $ 18.0

Woodruff Agency (merged - Johnson Ins.), 2003, Commercial lines, $ 5.0,

The Kimbrell Group, 2004, MGA-Excess, Surplus and Standard Lines, $ 27.0

Other Insurance Operations

First Southeast Reinsurance, Private mortgage reinsurance

Family Financial (14.3% ownership), Reinsures contractual liability policies written in conjunction with debt protection programs.

Slide 19

Non-interest income from insurance, brokerage, and trust services is growing much faster than other non-interest income and totaled more than $20 million in fiscal 2004, up 24%.

Insurance, Brokerage and Trust Revenues
(amounts in thousands)
	Sep-98	Sep-99	Sep-00	Sep-01	Sep-02	Sep-03	Sep-04
Total Revenues	2721	3272	4724	7064	12270	16350	20345
% of Total Revenue	0.04	0.043	0.058	0.074	0.108	0.137	0.171

Slide 20

-         Total non-interest revenues have grown 69% over the last three fiscal years with substantial growth in insurance and brokerage revenues.

-         Total non-interest revenues were up 3% in fiscal 2004 despite mortgage banking declining $6.2 million.

-         Non-interest revenues now total 36% of total revenues. This number has increased steadily over the past several years.

Non-Interest Income
(amounts in thousands)
	Sep-98	Sep-99	Sep-00	Sep-01	Sep-02	Sep-03	Sep-04
Non-Interest Income	$ 13,357	$ 15,314	$ 18,310	$ 24,918	$ 30,959	$ 40,866	$ 42,175
Percent of Income	19.6%	20.2%	22.6%	26.2%	27.2%	34.2%	35.5%

Slide 21

Other Income Distribution

(Read Slide)

Other Income Distribution
Fiscal 2004

Mortgage Banking/loan servicing Insurance Brokerage and Trust Deposit Fees Other

2609 17514 2831 11584 7637

Slide 22

Strong growth in demand deposits-both retail and commercial accounts - has resulted in significant growth in deposit account fees (which were up 10% in 2002, 13% in 2003 and 9% 2004).

Demand Deposit Accounts and Deposit Account Fees
(dollars in thousands)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

Service Charges & Fees 5814 6586 7593 8489 9349 10604 11584

# of Demand Deposits 60174 65932 72561 79581 80132 85033 90704

Slide 23

First Financial does business in four primary markets: the Charleston area, the Grand Strand/Myrtle Beach area, the Florence market and the Hilton Head/Bluffton market. We also serve several other markets, including Georgetown and Brunswick County in North Carolina.

-         We have 49 bank sales offices -- 3 in Hilton Head, 23 in the Charleston area, 18 in the Grand Strand area and coastal North Carolina, and 5 in Florence.

-         7 of these locations are in Wal*Mart Superstores - monthly these branches produce more than 3 times the number of demand account relationships of traditional branches.

-         We have a commitment to open 2 more stores in the next year to 18 months.

-         We have 11 insurance sales offices (in addition to our recent Kimbrell/Preferred Markets acquisitions). These offices currently produce $98.5 million retail and commercial and $27 million wholesale in premiums annually. In 2001 we opened our first office in Brunswick County, North Carolina.

-         We have 13 investment and trust offices located inside bank sales office locations throughout the region.

First Financial Markets

Slide 24

-         We have a rapidly growing internet banking service we introduced in may 2000.

-         At September 30, we have 29.6% of deposit households using this service.

Internet Banking Growth
Households and Businesses
	Sep-00	Mar-01	Sep-01	Mar-02	Sep-02	Mar-03	Sep-03	Mar-04	Sep-04
Households & Businesses	3563	6384	9383	12164	15564	17676	20978	23902	26800
% of Total Households	0.043	0.076	0.103	0.138	0.169	0.204	0.241	0.271	0.296

Slide 25

-         Our markets include 29% of the population in South Carolina.

-         Population is growing faster in First Financial markets than in South Carolina and the country.

-         Strong growth in residential building permits, in fact more than twice that of South Carolina and the United States.

-         Per capita income is above the South Carolina average.

Market Characteristics
			Personal	Unemploy-
	Population	Job Growth	Per Capita	ment(2)
	2003	2000-	Income	Sept.
	Estimate(1)	2003(2)	2001(2)	2004
Charleston MSA	571,631	3.1%	$25,543	4.7%
Myrtle Beach MSA	210,757	2.0%	$24,021	4.1%
Florence MSA	128,335	(1.6)%	$25,742	8.9%
Beaufort Co.	132,899	5.8%	$33,943	3.3%
Georgetown Co.	58,924	(1.5)%	$25,002	11.8%
Brunswick Co., NC	81,592	3.1%	$23,908	3.4%

FFCH Markets	1,184,138	2.5%	$26,097	5.2%
SC	4,147,152	(3.3)%	$24,840	6.9%
US	290,809,777	(1.6)%	$30,413	5.4%

Slide 26

First Financial enjoys significant shares in key deposit markets. Average deposits per branch (open longer than 2 years) is $37.4 million in our traditional locations and $7.4 million in our Wal-Mart Superstore locations.

Well Positioned In Key Markets
June 30, 2004
(amounts in millions)
Deposits
	Institution	Share		Institution	Share
Charleston MSA - $6,142 total deposits			Myrtle Beach MSA - $3,806 total deposits
1.	Wachovia	21.8%	1.	Coastal	16.3%
2.	Bank of America	18.0%	2.	Conway National Bank	14.3%
3.	First Federal	15.5%	3.	Carolina First	12.0%
			9.	First Federal	5.2%

Beaufort County - $2,363 total deposits			Florence MSA - $1,521 total deposits
1.	Wachovia	18.4%	1.	Wachovia	22.5%
2.	Bank of America	16.8%	2.	BB&T	13.1%
3.	SunTrust	11.0%	3.	Bank of America	8.9%
11.	First Federal	4.2%	6.	First Federal	7.3%

Georgetown County - $769 total deposits			Brunswick County - $1,154 total deposits
1.	Plantation FSB	21.7%	1.	BB&T	52.5%
2.	Carolina First Bank	17.0%	2.	Security Savings Bank	15.3%
3.	First Federal	10.7%	3.	Coastal Federal	10.1%
			8.	First Federal	1.2%
Source: FDIC--does not include credit union data

Slide 27

A brief review of our recent financial performance.

Financial Performance

Slide 28

We are approximately $2.4 billion in assets at September 30, 2004. The lack of asset growth in recent periods is the result of a much larger proportion of single-family real estate loans being sold in the secondary market and our focus on acquiring service related businesses.

Assets
(amounts in billions)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

$1.84 $2.07 $2.26 $2.33 $2.26 $2.32 $2.44

Slide 29

Our loan composition continues to change.

-         We continue to put more emphasis on expanding consumer and business lending.

-         As a result, those balances have continued to grow as a part of our total loan portfolio.

-         Consumer, construction, and multi-family/commercial/business and real estate loans now represent 42% of total loans.

Loan Portfolio
(amounts in millions)

9/30/1999

Construction 71

Consumer 217

Multifamily & Commercial 198

Land & Lots 101

Residential Real Estate 1232

9/30/2004

Construction 114

Consumer 436

Multifamily & Commercial 241

Land & Lots 101

Residential Real Estate 988

Slide 30

At the end of fiscal 2004, non-performing assets were 51 basis points of total assets. Net charge-offs have been very low for the past five years and were 32 basis points in fiscal 2004. Obviously larger portfolios of commercial and consumer loans have resulted in increased levels of charge-offs.

Credit Quality

NPAs/Assets

Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

0.62% 0.64% 0.63% 0.67% 0.61% 0.51%

Net Charge-offs/Average Net Loans

Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

0.06% 0.11% 0.24% 0.31% 0.38% 0.32%

Provision

Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

$2,765 $2,745 $4,975 $5,888 $6,235 $5,675

Allowance/Non-Performing Loans

Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

202% 179% 141% 130% 147% 174%

Slide 31

Total problem assets were $12.5 million at September 30, 2004, down 12% from September 30, 2003.

Problem Assets
September 30, 2004
(amounts in thousands)

Non-accrual Loans, $ 8,439

Loans 90 Days or More Past Due, 63

Renegotiated Loans, 0

REO through Foreclosure, 4,003

TOTAL, $ 12,505

NPA/Total Assets, .51%

YTD Annualized Net Charge-offs/Average Net Loans, .32%

Allowance/Non-Performing Loans, 174%

Slide 32

Transaction accounts-checking, money market deposits and statement savings now make up 56% of total deposits. Certificates of deposit are substantially all in-market, retail deposits.

Deposit Composition
September 30, 2004
(amounts in millions)

CDs Checking Money Market Statement Savings

672 439 243 167

Slide 33

-         The Company continues to grow lower costing demand deposit balances with considerable growth in our seniors banking program.

-         Balances of demand deposits were up 22% in fiscal 2003 and are up 10% in fiscal 2004.

Demand Deposits
(amounts in millions)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

$162 $185 $210 $309 $330 $398 $439

Slide 34

Net interest income has declined 2% over last fiscal year. This is due in part to continued loan repricing and a slowing of liability repricing.

Net Interest Income
(amounts in thousands)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

Net Interest Income 54656 60438 62754 70369 82684 78460 76602

Slide 35

During fiscal 2003 the spread was 3.66% and in fiscal 2004 declined to 3.35%

Net Interest Spread

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

Yield on Earning Assets 7.73% 7.50% 7.71% 7.87% 7.12% 6.41% 5.59%

Rate on Interest Bearing Liabilities 4.89% 4.51% 4.94% 4.87% 3.43% 2.75% 2.24%

Net Interest Spread 2.54% 2.61% 2.77% 3.00% 3.69% 3.66% 3.35%

Slide 36

The bank efficiency ratio has been below 58% for several years. If you exclude the FHLB advance prepayment fee incurred in the September quarter, the ratio for fiscal 2004 would be 56.3%.

Efficiency Ratio
(banking segment)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

Efficiency Ratio 56.14%54.95%56.87%54.62%52.62%55.02%57.85%

Slide 37

Fiscal 2004 net income is down 10% due primarily to lower gains on the sale of loans and a decline in net interest income.

Net Income
(amounts in thousands)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

Net Income 17089 19307 19928 22559 28152 27211 24554

Slide 38

Core earnings per share were up 41% over the past three fiscal years, but are down slightly in fiscal 2004.

Core Earnings Per Share
(diluted)

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

1.21 1.4 1.47 1.64 2.04 2.07 1.92

Slide 39

Return on equity exceeded 15% for the past five fiscal years and was 14.9% for our latest fiscal year.

Core Return on Average Equity

Sep-98 Sep-99 Sep-00 Sep-01 Sep-02 Sep-03 Sep-04

14.4% 15.4% 15.2% 15.3% 17.3% 16.7% 14.9%

Slide 40

We have been a very active repurchaser of our common stock over the last three years. Currently, we have repurchased over 88% of the current 650 thousand share repurchase plan, which expires November 30, 2004.

Stock Repurchase Programs

Starting Date Ending Date Shares Authorized Shares Repurchased

5/27/03 - 11/30/04 650,000 573,100*

10/25/02 - 6/30/03 650,000 650,000

9/17/01 - 9/30/02 600,000 477,800

2/25/00 - 9/30/00 500,000 93,300

10/23/98 - 6/30/99 500,000 500,000

7/29/96 - 3/31/97 250,000 93,100

* As of November 5, 2004

Slide 41

Stock Performance

This tracks our performance over the last two years.

Stock Performance
10/02	25.56	598,834
11/02	26.27	504,200
12/02	24.76	637,365
1/03	25.29	373,413
2/03	24.75	765,179
3/03	24.67	998,755
4/03	26.919	813,451
5/03	29.24	505,267
6/03	27.4	350,442
7/03	29.29	420,485
8/03	27.65	557,713
9/03	30.22	528,629
10/03	30.14	521,853
11/03	31.5	468,851
12/03	31.272	476,501
1/04	29.71	737,501
2/04	29.95	517,735
3/04	29.95	451,330
4/04	28.48	414,793
5/04	29.5	644,266
6/04	28.81	833,612
7/04	29.15	517,606
8/04	30.15	442,085
9/04	30.37	284,979

Slide 42

The Company increased its cash dividend in the first quarter of fiscal 2005 to 23 cents per share, a 4.5% increase over the prior year. Cash dividend increases have averaged 12% over the past three fiscal years.

Consistent Dividend Growth

1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005

0.28 0.32 0.36 0.42 0.48 0.56 0.62 0.68 0.76 0.88 0.92